Exhibit 99.1

HFF, Inc. reports first quarter 2019 financial and transaction production results

DALLAS, TX – April 24, 2019 - HFF, Inc. (NYSE: HF) (the Company or HFF) reported today its financial and production volume results for the first quarter of 2019. Based on transaction volume, HFF is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector.

First Quarter 2019 Highlights

•	Revenue was $159.2 million, a 20.9% increase year-over-year.

•	Net income was $27.8 million, a 62.9% increase as compared to $17.1 million in the prior year period.

•	Net income per diluted share grew 64.3% to $0.69, as compared to $0.42 in the prior year period.

•	Adjusted EBITDA improved 80.6% to $37.4 million versus $20.7 million in the prior year period.

“We are pleased with the Company’s first quarter 2019 results which were driven by increased volumes in our debt placement, investment advisory business and equity placement platforms. We remain confident in the industry’s fundamental drivers as we look beyond our first quarter results. We believe the combination of our unique partnership culture, the synergies and diversification afforded by our capital markets centric business model, our strong balance sheet, and the strategic investments we continue to make enable us to add value and provide best in class services to our clients,” said Mark Gibson, chief executive officer of HFF.

Results for the First Quarter Ended March 31, 2019

The Company’s revenues grew 20.9% to $159.2 million for the first quarter of 2019, which represents an increase of $27.6 million compared to the first quarter of 2018. The Company generated operating income of $18.9 million during the first quarter of 2019, an increase of $16.1 million, or 596.6% when compared to the first quarter of 2018. This increase in operating income is primarily due to the 20.9% increase in revenues and the reduction in operating expenses from the $4.2 million non-recurring cash payment related to the additional compensation award recognized in the first quarter 2018. This increase was partially offset by (i) increases in the Company’s compensation-related costs and other expenses

HFF reports first quarter 2019 financial results

associated with the net growth in headcount of 71 associates during the last twelve months, (ii) increased professional fees relating to the potential merger with Jones Lang Lasalle and (iii) increased amortization of intangible assets.

Interest and other income, net, was $14.2 million in the first quarter of 2019, compared to $15.2 million in the first quarter of 2018. This decrease is primarily a result of a decrease from the valuation of the Company’s mortgage servicing rights.

The Company reported net income for the quarter ended March 31, 2019 of $27.8 million, an increase of approximately $10.7 million, or 62.9%, when compared to net income of $17.1 million for the quarter ended March 31, 2018. For the quarter ended March 31, 2019, net income per diluted share increased 64.3% to $0.69 compared to $0.42 for the first quarter of 2018.

Adjusted EBITDA (a non-GAAP measure whose reconciliation to net income can be found within this release) for the first quarter of 2019 grew 80.6% to $37.4 million, compared to $20.7 million in the first quarter of 2018. The Adjusted EBITDA margin for the first quarter of 2019 was 23.5%, a 780 basis point increase compared to the Adjusted EBITDA margin of 15.7% in the first quarter of 2018.

HFF reports first quarter 2019 financial results

HFF, Inc.

Condensed Consolidated Operating Results

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended Mar. 31,
	2019	2018
Revenue	$159,182	$131,618
Operating expenses:
Cost of services	90,271	78,644
Operating, administrative and other	43,928	44,786
Depreciation and amortization	6,127	5,481

Total expenses	140,326	128,911

Operating income	18,856	2,707

Interest and other income, net	14,211	15,171
Interest expense	(1)	(5)

(Increase) decrease in payable under the tax receivable agreement	—	—

Income before income taxes	33,066	17,873

Income tax expense	5,256	805

Net income	$27,810	$17,068

Earnings per share - basic	$0.70	$0.44
Earnings per share - diluted	$0.69	$0.42
Weighted average shares outstanding - basic	39,680,505	39,041,492
Weighted average shares outstanding - diluted	40,309,251	40,201,900

Adjusted EBITDA	$37,386	$20,706

HFF reports first quarter 2019 financial results

Production Volume and Loan Servicing Summary

The reported volume data presented below (provided for informational purposes only) is estimated based on the Company’s internal database.

First Quarter Production Volume Results

	Unaudited Production Volume by Platform
	(dollars in thousands)
	For the Three Months Ended March 31,
By Platform	2019		2018		Change
	Production Volume	# of Trans.	Production Volume	# of Trans.	Production Volume	% chg.	# of Trans.	% chg.
Debt Placement	$14,200,669	349	$10,383,212	325	$3,817,457	36.8%	24	7.4%
Investment Advisory	9,549,905	200	6,018,102	164	3,531,803	58.7%	36	22.0%
Equity Placement	1,651,223	42	1,116,838	38	534,385	47.8%	4	10.5%
Loan Sales	14,511	3	79,864	5	(65,353)	-81.8%	(2)	-40.0%

Total Transaction Volume	$25,416,308	594	$17,598,016	532	$7,818,292	44.4%	62	11.7%

Average Transaction Size	$42,788		$33,079		$9,709	29.4%

	Loan Balance	# of Loans	Loan Balance	# of Loans	Loan Balance	% chg.	# of Loans	% chg.
Loan Servicing Portfolio Balance	$82,908,307	3,396	$72,046,856	3,128	$10,861,451	15.1%	268	8.6%

Production volumes for the first quarter of 2019 totaled approximately $25.4 billion on 594 transactions representing a 44.4% increase in production volume and a 11.7% increase in the number of transactions when compared to the production volumes of approximately $17.6 billion on 532 transactions for the first quarter of 2018. The average transaction size for the first quarter of 2019 was $42.8 million, which is approximately 29.4% higher than the comparable figure of approximately $33.1 million for the first quarter of 2018.

•	Debt Placement production volume was approximately $14.2 billion in the first quarter of 2019, representing an increase of 36.8% over the first quarter of 2018 volume of approximately $10.4 billion.

•	Investment Advisory production volume increased 58.7% to approximately $9.5 billion in the first quarter of 2019 from the first quarter of 2018 volume of approximately $6.0 billion.

•	Equity Placement production volume was approximately $1.7 billion in the first quarter of 2019, an increase of 47.8% from the first quarter of 2018 volume of approximately $1.1 billion.

HFF reports first quarter 2019 financial results

•	Loan Sales production volume was approximately $14.5 million for the first quarter of 2019, a decrease of 81.8% from the $79.9 million of volume in first quarter 2018.

•

The principal balance of the Company’s Loan Servicing portfolio reached $82.9 billion at the end of the first quarter of 2019, representing an increase of approximately $10.9 billion, or 15.1%, from $72.0 billion at the end of the first quarter of 2018.

Employment Comments

Consistent with its strategic growth initiatives, the Company continued to expand its total employment and production ranks to the highest levels since the Company went public in January 2007. The Company’s total employment reached 1,080 associates as of March 31, 2019, which represents a net increase of 71, or 7.0%, over the comparable total of 1,009 associates as of March 31, 2018. HFF’s total number of capital markets advisors was 405 as of March 31, 2019, which represents a net increase of 20, or 5.2% over the comparable total of 385 capital markets advisors as of March 31, 2018. Over the past twelve months, the Company continued to add capital markets advisors to existing lines of business and product specialties through the promotion and recruitment of associates in 12 of the Company’s 26 offices.

Non-GAAP Financial Measures

This earnings press release contains a non-GAAP measure, Adjusted EBITDA, which as calculated by the Company is not necessarily comparable to similarly-titled measures reported by other companies. Additionally, Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA with net income, see the section of this press release titled “Adjusted EBITDA Reconciliation.”

Earnings Conference Call

The Company’s management will hold a conference call to discuss first quarter 2019 financial results on April 24, 2019 at 6:00 p.m. Eastern Time. To listen, participants should dial 844-420-8188 (U.S. callers) or 478-219-0768 (international callers) approximately 10 minutes prior to the start of the call and enter the conference ID number 7049509. A replay will become available after 9:00 p.m. Eastern Time on April 24, 2019 and will continue through May 1, 2019, by dialing 855-859-2056 (U.S. callers) or 404-537-3406 (international callers) and entering the conference ID number 7049509.

HFF reports first quarter 2019 financial results

The live broadcast of the Company’s quarterly conference call will be available online on the HFF website at www.hfflp.com on April 24, 2019 beginning at 6:00 p.m. Eastern Time. A recording of the broadcast will be available for replay on the Company’s website for one year. Related presentation materials will be posted to the “Investor Relations” section of the Company’s website prior to the call. The presentation materials will be available in Adobe Acrobat format.

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P., HFF Real Estate Limited, HFF Securities L.P. and HFF Securities Limited, HFF operates out of 26 offices and is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector. The Company offers clients a fully-integrated capital markets platform including debt placement, investment advisory, equity placement, funds marketing, M&A and corporate advisory, loan sales and commercial loan servicing.

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract capital markets advisors; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the

HFF reports first quarter 2019 financial results

Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

HFF, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents and restricted cash	$240,446	$307,278
Accounts receivable and prepaids	30,310	21,842
Mortgage notes receivable	966,694	351,194
Property, plant and equipment, net	18,778	17,196
Operating lease right-of-use asset	34,970	—
Deferred tax asset, net	35,863	41,124
Intangible assets, net	82,894	82,374
Securities - held to maturity	25,000	25,000
Other noncurrent assets	12,820	12,045

Total assets	$1,447,775	$858,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Warehouse line of credit	$961,252	$348,378
Accrued compensation, accounts payable and other current liabilities	83,158	92,825
Operating lease liabilities (includes current portion)	46,833	—
Long-term debt (includes current portion)	131	3,964
Deferred rent credit and other long-term liabilities	608	12,050
Payable under the tax receivable agreement	50,290	50,290

Total liabilities	1,142,272	507,507
Class A Common Stock, par value $0.01 per share, 175,000,000 shares authorized, 39,823,827 and 39,116,745 shares outstanding, respectively	399	391
Additional paid in capital	155,707	159,636
Accumulated other comprehensive income, net of taxes	(728)	(743)
Treasury stock	(1,501)	(1,220)
Retained earnings	151,626	192,482

Total equity	305,503	350,546

Total liabilities and stockholders’ equity	$1,447,775	$858,053

Adjusted EBITDA Reconciliation

The Company defines Adjusted EBITDA as net income before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, which is a non-cash charge, (v) income recognized on the initial recording of mortgage servicing rights that are acquired with no initial consideration and the inherent value of servicing rights, which are non-cash income amounts and (vi)

HFF reports first quarter 2019 financial results

the increase (decrease) in payable under the tax receivable agreement, which represents changes in a liability recorded on the Company’s consolidated balance sheet determined by the ongoing remeasurement of related deferred tax assets and, therefore, can be income or expense in the Company’s consolidated statement of income in any individual period. The Company uses Adjusted EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company finds Adjusted EBITDA to be a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes, including the Company’s tax receivable agreement. Note that the Company classifies the interest expense on its warehouse lines of credit as an operating expense and, accordingly, it is not eliminated from net income in determining Adjusted EBITDA. Some of the items that the Company has eliminated from net income in determining Adjusted EBITDA are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs.

Any measure that eliminates components of the Company’s capital structure and costs associated with the Company’s operations has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

HFF reports first quarter 2019 financial results

Set forth below is an unaudited reconciliation of consolidated net income to Adjusted EBITDA for the Company for the three months ended March 31, 2019 and 2018:

Adjusted EBITDA for the Company is calculated as follows:

(dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Net income	$27,810	$17,068
Add:
Interest expense	1	5
Income tax expense	5,256	805
Depreciation and amortization	6,127	5,481
Stock-based compensation (a)	5,850	5,752
Valuation of mortgage servicing rights	(7,658)	(8,405)
Increase (decrease) in payable under the tax receivable agreement	—	—

Adjusted EBITDA	$37,386	$20,706

(a)

Amounts do not reflect expense associated with the stock component of estimated incentive payouts under the Company’s firm profit participation plan, office profit participation plans and executive bonus plan that are anticipated to be paid in respect of the applicable year. Such expense is recorded as incentive compensation expense within personnel expenses in the Company’s consolidated statements of income during the year to which the expense relates. Following the award, if any, of the related incentive payout, the stock component expense is reclassified as stock compensation costs within personnel expenses. See Note 2 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2019 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its firm profit participation plan, office profit participation plans and executive bonus plan. See Note 3 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2019 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its stock compensation.

Contacts:

GREGORY R. CONLEY

Chief Financial Officer

(412) 281-8714

gconley@hfflp.com

MYRA F. MOREN

Managing Director, Investor Relations

(713) 852-3500

mmoren@hfflp.com

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